                                                                      Exhibit 21

Subsidiaries of Illinois Power Company

                                                       State or Jurisdiction
Name                                                      of Incorporation
---------                                              -------------------------
    IP Gas Supply Company                              Illinois
    Illinois Power Capital, L.P. (1)                   Delaware
    Illinois Power Financing I (2)                     Delaware
    Illinois Power Securitization Limited
      Liability Company (3)                            Delaware
    Illinois Power Special Purpose Trust (4)           Delaware
    Illinois Power Transmission Company, LLC (5)       Delaware

(1) Illinois Power Company is the general partner in Illinois Power Capital, L.P., with a 3% equity ownership share. Illinois Power Capital is consolidated in the accounts of Illinois Power Company. This subsidiary is inactive as of May 30, 2000.

(2)  This subsidiary is inactive as of September 30, 2001.

(3) Illinois Power Company is the sole member of Illinois Power Securitization Limited Liability Company.

(4) Illinois Power Securitization Limited Liability Company is the sole owner of the Illinois Power Special Purpose Trust.

(5)  Illinois Power Transmission Company is not currently active.

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